                                                                    Exhibit 99.1

          EVERLAST WORLDWIDE INC. REPORTS RECORD FOURTH QUARTER AND
                          FISCAL YEAR END 2006 RESULTS

Thursday February 22, 8:00 am ET

Fourth Quarter Net Revenues Increases 32% to $18.7 million

Fourth Quarter Operating Income Increases 68% to $2.9 million

Fourth Quarter Continuing-Ops EPS, Excluding $0.03 Option Expense, Increases
81% to $0.29

Full Year Revenues Up 20% with Operating Income Up 55%

Company Increases FY07 EPS Guidance

NEW  YORK--(BUSINESS  WIRE)--Everlast(R)  Worldwide Inc. (Nasdaq:  EVST - NEWS),
manufacturer,  marketer and licensor of sporting  goods,  apparel,  footwear and other active  lifestyle  products under the Everlast brand name, today announced its financial  results for its fiscal fourth quarter and year ended December 31,
2006.

For the fourth quarter ended  December 31, 2006,  net revenues  increased 32% to
$18.7  million,  as  compared to $14.1  million in the same period in 2005.  Net licensing revenues for the fourth quarter of 2006 were $3.3 million, versus $3.1 million last year. As previously announced,  licensing revenues were impacted by the Company's decision not to renew its previous footwear license, as well as an increase in licensing commissions resulting from the litigation settlement which required the Company to pay  commissions  to a former  agent of Everlast  during
2006. These two factors  negatively  impacted  licensing  revenues in the fourth quarter by approximately  $400,000. The increase in licensing revenue was driven by strong athletic lifestyle product sell-thrus in both South Korea and the U.K.
and strong  Hand-Exercise  expansion and distribution  worldwide.  Revenues from sporting goods for the fourth  quarter were a record $15.4 million,  up 40% from
$11.0 million in the year-ago period.  The increase  resulted from new products, expanded  distribution and continued strong demand for the Everlast brand during the holiday season.

Gross margin dollars  increased 30% to $7.3 million in the fourth  quarter.  The company's  gross  margin  percentage  decreased  slightly to 39.3% in the fourth quarter  due to a shift in the  sales  mix of the  comparatively  lower-margined sporting goods business  compared to the highly profitable  licensing  business.
However,  the sporting  goods  business saw a 360 basis point  increase in gross profit  margins  versus the year-ago  period.  The higher gross profit margin on sporting goods was achieved by a combination  of higher  product  margins on new products, logistical and operational efficiencies, and improvements in sourcing.

Fourth Quarter operating income from continuing operations grew 68%, an increase to $2.9  million,  or 15.5% of net revenues,  versus the year-ago  level of $1.7 million, or 12.2% of net revenues.  This increase was driven by higher revenues, improved gross profit margins in the equipment business, and 400 basis points of leverage in the  company's  expense base.  The expense  leverage was due both to cost control initiatives and to economies of scale.

Adjusted earnings per diluted share,  excluding  approximately $0.03 of non-cash expense  associated  with stock based  compensation,  for the fourth  quarter of fiscal  2006 was $0.29 per  diluted  share,  as  compared  to a net income  from continuing  operations of $0.16 per diluted share in the year-ago  quarter.  The
Company  believes  that  this  is  a  more   appropriate   comparison  as  stock
compensation costs were not included in the fourth quarter year-ago calculation.

For the year ended  December  31,  2006,  net  revenues  increased  20% to $51.9 million, versus $43.3 million in the same period in 2005. Net licensing revenues for the year ended December 2006 were $12.3 million, versus $12.0 million in the previous  year.  Licensing  revenues  were up despite  the $1.7  million  impact associated  with the  transition  of the  footwear  license and the  increase in licensing  commissions  resulting  from  the  previously  discussed  litigation, increasing  18% on a comparable  basis.  Growth in licensing was a result of the emergence of several new  licensees,  including the U.K. and South Korea as well as new market  penetration from historically  strong licensees in Italy,  Brazil and Chile.  Revenues  from sporting  goods for the year ended  December 31, 2006 were up 27% to a record $39.6 million,  versus $31.3 million in 2005. Similar to the fourth  quarter,  growth was driven by the  introduction of new products and new distribution as well as by continued increases in the appeal of the Everlast brand in a variety of categories.

Gross  margin  dollars  increased  19% to $22  million  for the year.  While the overall gross margin  percentage in 2006 was flat to 2005 due to a higher mix of wholesale  sporting goods to licensing  revenues,  gross margin in the company's wholesale  sporting  goods  business  improved 400 basis points  versus the 2005 level.  The  improvement  in gross margin  resulted  from higher  margins on new products, logistical and operational efficiencies, and sourcing improvements.

The Company  achieved a record 55% increase in operating  income from continuing operations to $8.1 million or 15.6% of net revenues,  versus the year-ago  level of $5.2  million or 12.1% of net  revenues.  The  increase in  operating  income resulted  from  both  the  growth  in  revenues  as  well as a 380  basis  point improvement in the company's expense margin,  which dropped to 26.8% of revenues versus the year-ago level of 30.6%.

Adjusted earnings per diluted share, adding back the $0.11 effect of stock based compensation  for the fiscal  year 2006 and  excluding  the $0.49 per share gain associated with the redemption of Series A Preferred Stock and the prepayment of related notes payable,  was $0.76 per diluted  share.  This compares to earnings from continuing  operations of $0.47 per diluted share in 2005, a growth rate of
69%.

Seth Horowitz,  Chairman,  President and Chief  Executive of Everlast  Worldwide
Inc., said "We are very proud of the record results we achieved for this quarter and for the past year.  The  Everlast  brand is built on  strength,  dedication, individuality and authenticity. We aspire to be a necessary part of the lives of active consumers worldwide.  Based on our brand equity and rich heritage we took several steps in achieving  this  aspiration.  Our team  accomplished  some very specific  goals and  objectives  we set for  ourselves at the beginning of 2006, including elimination of the Series A Preferred Stock and related profit sharing dividend instrument.. Management also initiated the implementation of a cohesive worldwide  brand and product  strategy which we believe will result in increased demand for our  products.  We  strategically  grew our  wholesale  and licensing businesses,  we improved our product margins  significantly,  we streamlined our operations and reduced our costs, and most importantly,  we continued to improve and advance the position of our brand image around the world.  After 97 years of existence,  we find ourselves at a new level of brand  success,  with a platform for profitable revenue growth in 2007 and beyond"

The Company  today  reported that it has increased its guidance for fiscal 2007.
The  Company  now  expects  to report  net  revenues  in the range of $56 to $58 million versus its prior guidance of $53 to $55 million;  EBITDA in the range of
$11.3 to $11.7  versus  the  prior  range  of  $10.4 to $10.8  million;  and now

                                       2

anticipate  earnings per fully  diluted  share,  excluding an expected  $0.20 of non-cash  expenses for stock based  compensation  of between $0.96 and $1.01 per diluted  share.  Our fully diluted shares are expected to be  approximately  4.4 million shares as compared to 4.1 million outstanding in the year ago period.

The Company will be  conducting  a  conference  call today to discuss its fourth quarter and fiscal year end 2006 results of operations  and financial  condition by hosting a conference call at 10:00 a.m. Eastern Time.  Parties  interested in participating  in the  conference  call may  dial-in  at (877)  704-5381,  while international callers may dial-in at (913) 312-1295. The conference call will be webcast and can be accessed at  WWW.VIAVID.NET.  A recording  of the  conference call will be available  until March 7, 2007 by dialing  (888)  203-1112 or (719)
457-0820 for international callers, and entering the passcode of 8690247.

About Everlast Worldwide Inc.

Everlast  Worldwide  Inc.  manufactures,  markets and licenses  sporting  goods, apparel,  footwear and other active lifestyle  products under the Everlast brand name. Since 1910,  Everlast has been the preeminent brand in the world of boxing and is among the most dominant brands in the overall  sporting goods and apparel industries. Over the past 97 years, Everlast products have become the "Choice of
Champions(TM)", having been used for training and professional fights by many of the biggest  names in the sport.  Everlast is the market leader in nearly all of its product  categories,  responsible  for  leading  eight of the top ten boxing equipment  products  in sales.  In  addition  to  producing  and  marketing  the equipment  and  accessories,  Everlast  Worldwide  Inc.  licenses  its  brand to providers  of men's and women's  sportswear  and active wear,  children's  wear, footwear,  watches,  cardiovascular  exercise  equipment,  nutritional foods and gym/duffel  bags to name just a few  categories.  The  company's Web site can be found at HTTP://WWW.EVERLAST.COM.

Statements  made in this  Press  Release  that are  estimates  of past or future performance  are based on a number of factors,  some of which are outside of the
Company's  control.  Statements  made in  this  Press  Release  that  state  the intentions, beliefs, expectations or predictions of Everlast Worldwide, Inc. and its management for the future are forward-looking statements. It is important to note that actual results could differ  materially  from those  projected in such forward-looking  statements.  Information  concerning  factors  that could cause actual results to differ materially from those in forward-looking  statements is contained  from time to time in  filings  of  Everlast  Worldwide  with the U.S.
Securities and Exchange  Commission.  Copies of these filings may be obtained by contacting Everlast Worldwide or the SEC.

                                       3

                              EVERLAST WORLDWIDE INC. & SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF OPERATIONS

                                  Three Months Ended                      Year Ended
                                     December 31,                         December 31,
                           -------------------------------       -------------------------------
                                2006               2005              2006              2005
                           ------------       ------------       ------------       ------------
                            (Unaudited)        (Unaudited)         (Audited)         (Audited)

Net sales                  $ 15,415,000       $ 10,982,000       $ 39,630,000       $ 31,271,000
Net license
 revenues                     3,251,000          3,136,000         12,257,000         11,982,000
                           ------------       ------------       ------------       ------------
Net revenues                 18,666,000         14,118,000         51,887,000         43,253,000
                           ------------       ------------       ------------       ------------

Cost of goods sold           11,327,000          8,463,000         29,887,000         24,807,000
                           ------------       ------------       ------------       ------------

Gross profit                  7,339,000          5,655,000         22,000,000         18,446,000

Operating expenses:
 Selling and
  shipping                    2,250,000          1,735,000          6,984,000         5,178,0008
 General and
  administrative              2,065,000          1,950,000          6,231,000          6,660,000
 Restructuring and
  non-recurring
  charges                          --               14,000               --              287,000
 Stock-based
  compensation and
  costs in
  connection with
  warrant issuance,
  net                           125,000               --              701,000            182,000
 Amortization                      --              228,000               --              913,000
                           ------------       ------------       ------------       ------------
                              4,440,000          3,927,000         13,916,000         13,220,000
                           ------------       ------------       ------------       ------------

Income from
 continuing
 operations                   2,899,000          1,728,000          8,084,000          5,226,000
                           ------------       ------------       ------------       ------------

Other income
 (expense):
 Gain on early
  extinguishment of
  preferred stock
  and prepayment of
  notes payable,
  net                              --                 --            2,032,000               --
 Interest expense
  and financing
  costs                        (960,000)          (604,000)        (3,342,000)        (2,238,000)
 Proceeds from life
  insurance
  benefit, net                     --              653,000               --              653,000
 Loss on litigation                --             (692,000)              --             (692,000)
 Investment income               10,000              4,000             21,000             22,000
                           ------------       ------------       ------------       ------------
                               (950,000)          (639,000)        (1,289,000)        (2,255,000)
                           ------------       ------------       ------------       ------------

                                                4

                              EVERLAST WORLDWIDE INC. & SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (Continued)

                                  Three Months Ended                      Year Ended
                                     December 31,                         December 31,
                           -------------------------------       -------------------------------
                                2006               2005              2006              2005
                           ------------       ------------       ------------       ------------
                            (Unaudited)        (Unaudited)         (Audited)         (Audited)

Income before
 provision for
 income taxes from
 continuing
 operations                   1,949,000          1,089,000          6,795,000          2,971,000

Provision for
 income taxes                   800,000            459,000          2,071,000          1,145,000
                           ------------       ------------       ------------       ------------

Net income from
 continuing
 operations                $  1,149,000       $    630,000       $  4,724,000       $  1,826,000
                           ============       ============       ============       ============

Loss from
 discontinued
 components, net of
 tax                               --           (1,063,000)              --           (2,774,000)
                           ------------       ------------       ------------       ------------

Net income (loss)
 available to
 common
 stockholders              $  1,149,000       ($   433,000)      $  4,724,000       ($   948,000)
                           ============       ============       ============       ============
Basic weighted
 average common
 shares outstanding           4,046,000          3,456,000          3,865,000          3,326,000
                           ============       ============       ============       ============
Diluted weighted
 average common
 shares outstanding           4,299,000          3,889,000          4,136,000          3,894,000
                           ============       ============       ============       ============
Basic earnings per
 share from
 continuing
 operations                $       0.28       $       0.18       $       1.22       $       0.55
                           ============       ============       ============       ============
Diluted earnings
 per share from
 continuing
 operations                $       0.27       $       0.16       $       1.14       $       0.47
                           ============       ============       ============       ============
Basic loss per
 share from
 discontinued
 component                         --         ($      0.31)              --         ($      0.83)
                           ============       ============       ============       ============
Diluted loss per
 share from
 discontinued
 component                         --         ($      0.27)              --         ($      0.71)
                           ============       ============       ============       ============
Net basic earnings
 (loss) per share          $       0.28       ($      0.13)      $       1.22       ($      0.28)
                           ============       ============       ============       ============
Net diluted
 earnings (loss)
 per share                 $       0.27       ($      0.11)      $       1.14       ($      0.24)
                           ============       ============       ============       ============

                                                5

                       EVERLAST WORLDWIDE INC. & SUBSIDIARIES

                             CONSOLIDATED BALANCE SHEETS

                                                       December 31,    December 31,
                                                           2006            2005
                                                      ------------     ------------

ASSETS

Current assets:
  Cash and cash equivalents                           $    216,000     $     58,000
  Accounts and licensing receivables - net              15,649,000       11,117,000
  Inventories                                            8,766,000        6,732,000
  Inventories of discontinued component                       --          1,205,000
  Prepaid expenses and other current assets              1,098,000        2,761,000
                                                      ------------     ------------
       Total current assets                             25,729,000       21,873,000

 Property and equipment, net                             6,235,000        6,213,000
 Goodwill                                                6,718,000        6,718,000
 Trademarks, net                                        22,664,000       22,664,000
 Restricted cash                                         1,109,000        1,059,000
 Other assets                                            2,821,000        2,914,000
                                                      ------------     ------------
                                                      $ 65,276,000     $ 61,441,000
                                                      ============     ============

LIABILITIES, REDEEMABLE PARTICIPATING PREFERRED STOCK AND
 STOCKHOLDERS' EQUITY

Current liabilities:
  Due to factor                                          9,079,000       13,028,000
  Accounts payable                                       5,638,000        3,159,000
  Current maturities of long term debt                   2,776,000        2,141,000
  Mortgage expected to be refinanced                     2,196,000             --
  Accrued expenses and other liabilities                 3,096,000        3,252,000
                                                      ------------     ------------
       Total current liabilities                        22,785,000       21,580,000

  License deposits payable                                 667,000          465,000
  Long term debt, net of current maturities             19,161,000       26,531,000
                                                      ------------     ------------
Total liabilities                                       42,613,000       48,576,000
                                                      ------------     ------------

Stockholders' equity:
Common stock, par value $.002; 19,000,000
 shares authorized, 4,066,525 and 3,378,743
 outstanding                                                10,000            8,000
Class A common stock, par value $.01; 100,000
 shares authorized; 0 and 100,000 shares
 issued and outstanding                                       --              1,000
Paid-in capital                                         17,380,000       12,307,000
Retained earnings                                        6,000,000        1,276,000
                                                      ------------     ------------
                                                        23,390,000       13,592,000
  Less treasury stock                                     (727,000)        (727,000)
                                                      ------------     ------------
       Total stockholders' equity                       22,663,000       12,865,000
                                                      ------------     ------------
                                                      $ 65,276,000     $ 61,441,000
                                                      ============     ============

                                         6

                EVERLAST WORLDWIDE INC. & SUBSIDIARIES

    RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA
     EXCLUDING CERTAIN NON-CASH CHARGES FROM CONTINUING OPERATIONS

                                   Three Months Ended             Year Ended
                                       December 31,               December 31,
                                ------------------------    ------------------------
                                   2006          2005          2006          2005
                                ----------    ----------    ----------    ----------
                                (Unaudited)   (Unaudited)    (Audited)     (Audited)

Income from continuing
 operations as
 reported GAAP basis            $2,899,000    $1,728,000    $8,084,000    $5,226,000
                                ----------    ----------    ----------    ----------

Adjustments:
Depreciation and
 amortization included
 in operating income               229,000       442,000       737,000     1,615,000
Restructuring and non-
 recurring costs                      --          14,000          --         287,000
Non-cash stock based
 compensation and non-
 cash costs in
 connection with
 warrant issuance                  125,000          --         701,000       182,000
                                                                          ----------

Adjusted EBITDA
 (Earnings excluding
 certain costs before
 interest, taxes,
 depreciation and
 amortization)                  $3,253,000    $2,184,000    $9,522,000    $7,310,000
                                ==========    ==========    ==========    ==========

Note: To supplement  its  financial  statements  presented on a GAAP basis,  the
 Company uses non-GAAP additional measures of EBITDA adjusted to exclude certain non-cash costs in connection with stock based compensation and warrant issuance costs.  The  Company  believes  that the use of these  additional  measures  is
 appropriate  to  enhance  an  overall   understanding  of  its  past  financial
 performance.  These adjustments to the Company's GAAP results are made with the intent  of  providing  both  management  and  investors  with a  more  complete understanding  of  the  underlying  operational  results  and  trends  and  its marketplace performance. The presentation of this additional information is not meant to be  considered  in isolation  or as a  substitute  for net earnings or earnings per share prepared in accordance  with generally  accepted  accounting principles in the United States.

                                         7

CONTACT:
Everlast Worldwide Inc.
Gary J. Dailey, 212-239-0990
Chief Financial Officer
or
Investors:
Integrated Corporate Relations
David Griffith or James Palczynski, 203-682-8200

                                        8